Exhibit 10d

Article 1. Effective Date, Objectives, and Duration

1.1Effective Date of the Plan. Verizon Communications Inc., a Delaware corporation (hereinafter referred to as the “Company”), maintains this 2026 Verizon Communications Inc. Long-Term Incentive Plan (the “Plan”). The Company’s Board of Directors approved the Plan on March 26, 2026 (the “Board Approval Date”), subject to approval by the Company’s shareholders. The Plan shall become effective on the date on which the Plan is approved by the Company’s shareholders (the “Effective Date”), which approval must occur not later than one year after the Board Approval Date.

The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, and Other Awards, including Stock Appreciation Rights.

1.2Objectives of the Plan. The objectives of the Plan are to provide the Company with the flexibility to grant Awards that help align Participants’ interests with those of the Company’s shareholders; to provide Participants with incentives for excellence in performance; to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company’s success; and to allow Participants to share in the success of the Company.

1.3Duration of the Plan. The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Committee to amend or terminate the Plan at any time pursuant to Article 15 hereof, until all Shares subject to the Plan shall have been purchased, acquired, or forfeited, and all cash Awards shall have been paid or forfeited, pursuant to the Plan’s provisions. In no event, however, may an Award be granted more than ten (10) years after the Effective Date.

Article 2. Definitions

Whenever the following terms are used in the Plan, with their initial letter(s) capitalized, they shall have the meanings set forth below:

2.1“2017 Plan” means the 2017 Verizon Communications Inc. Long-Term Incentive Plan, as amended from time to time.

2.2“Award” means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, or Other Awards.

2.3“Award Agreement” means an agreement entered into by the Company and a Participant, or another instrument (which, for clarity, includes any electronic notice of grant) prepared by the Company in lieu of such an agreement, setting forth the terms and conditions applicable to an Award pursuant to Article 10 hereof.

2.4“Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as amended from time to time, or any successor rule.

2.5“Board” or “Board of Directors” means the Board of Directors of the Company.

2.6“Board Approval Date” shall have the meaning ascribed to such term in Section 1.1 hereof.

2.7“Change in Control” means a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement; provided that, without limitation, such a Change in Control shall be deemed to have occurred if:

(a)Any Person becomes a Beneficial Owner of shares of one or more classes of stock of the Company representing twenty percent (20%) or more of the total voting power of the Company’s then outstanding voting stock; or
(b)The Company and any Person consummate a merger, consolidation, reorganization, or other business combination; or

(c)The Board adopts resolutions authorizing the liquidation or dissolution, or sale to any Person of all or substantially all of the assets, of the Company.

Notwithstanding the provisions of Section 2.6 (a), (b), and (c) hereof, a Change in Control shall not occur if:
(i)The Company’s voting stock outstanding immediately before the consummation of the transaction will represent no less than forty-five percent (45%) of the combined voting power entitled to vote for the election of directors of the surviving parent corporation immediately following the consummation of the transaction; and
(ii)Members of the Incumbent Board will constitute at least one-half of the board of directors of the surviving parent corporation; and
(iii)The Chief Executive Officer or co-Chief Executive Officer of the Company will be the chief executive officer or co-chief executive officer of the surviving parent corporation; and
(iv)The headquarters of the surviving parent corporation will be located in New York, New York.
For the purposes of this Section 2.6, “Person” means any corporation, partnership, firm, joint venture, association, individual, trust, or other entity, but does not include the Company or any of its wholly-owned or majority-owned subsidiaries, employee benefit plans, or related trusts; and “Incumbent Board” means those persons who either (A) have been members of the Board of Directors of the Company since January 1, 2026, or (B) are new Directors whose election by the Board of Directors or nomination for election by the shareholders of the Company was approved by a vote of at least three-fourths of the members of the Incumbent Board then in office who either were Directors described in clause (A) hereof or whose election or nomination for election was previously so approved, but shall not include any Director elected as a result of an actual or threatened solicitation of proxies by any Person.

2.8“Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.9“Committee” means the Human Resources Committee of the Board or any other committee (or the Board, if the Board so determines) appointed by the Board to administer the Plan.

2.10“Company” means Verizon Communications Inc., a Delaware corporation, and any successor thereto as provided in Article 19 hereof.

2.11“Director” means any individual who is a member of the Board.

2.12“Effective Date” shall have the meaning ascribed to such term in Section 1.1 hereof.

2.13“Employee” means any employee of the Company or of a Subsidiary. Directors who are employed by the Company or by a Subsidiary shall be considered Employees under the Plan.

2.14“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute.

2.15“Fair Market Value” means the closing price of Shares on the principal securities exchange on which the Shares are traded or, if there are no such sales on the relevant date, then the closing price of Shares on the date or dates that the Committee determines, in its sole discretion, to be appropriate for purposes of valuation.

2.16“Freestanding SAR” means an SAR that is granted independently of any Option, as described in Sections 9.3 through 9.7 hereof.

2.17“Incentive Stock Option” or “ISO” means an Option that is designated by the Committee as an Incentive Stock Option.

2.18“Insider” means an individual who is determined by the Company to be subject to the reporting requirements of Section 16(a) of the Exchange Act on the relevant date.

2.19“Non-Employee Director” means (a) a Director who is not an Employee or (b) a member of the board of directors (or comparable governing body) of a Subsidiary who is not an Employee.

2.20“Nonqualified Stock Option” or “NQSO” means an Option that is not designated by the Committee as an Incentive Stock Option.

2.21“Option” means an Incentive Stock Option or a Nonqualified Stock Option granted pursuant to Article 6 hereof.

2.22“Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option, as provided in Section 6.2 hereof.

2.23“Other Award” means an Award granted to a Participant pursuant to Article 9 hereof.

2.24“Participant” means an Employee or Non-Employee Director who has been selected to receive an Award or who holds an outstanding Award.

2.25“Performance Period” means the period during which performance goals must be met for purposes of Article 8 hereof.

2.26“Performance Share” means an Award granted pursuant to Article 8 hereof, which, on the date of grant, shall have a value equal to the Fair Market Value of a Share on that date.

2.27“Performance Unit” means an Award granted pursuant to Article 8 hereof, which, on the date of grant, shall have a value equal to not less than the Fair Market Value of a Share on that date.

2.28“Plan” means the 2026 Verizon Communications Inc. Long-Term Incentive Plan as set forth herein and as it may be amended from time to time.

2.29“Restricted Stock” means an Award granted pursuant to Section 7.1 hereof.

2.30“Restricted Stock Unit” means an Award granted pursuant to Section 7.5 hereof.

2.31“Restriction Period” means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or the occurrence of other events determined by the Committee in its discretion), and the Shares are subject to a substantial risk of forfeiture, as provided in Article 7 hereof.

2.32“Share” means a share of common stock of the Company.

2.33“Share Pool” means the number of Shares available for grant under the Plan as provided in Section 4.1 hereof, as adjusted pursuant to Sections 4.2 and 4.3 hereof.

2.34“Shareholder Approval Date” means the date the Plan is approved by the Company’s shareholders.

2.35“Stock Appreciation Right” or “SAR” means an Award, granted either alone or in connection with a related Option, pursuant to the terms of Sections 9.3 through 9.7 hereof.

2.36“Subsidiary” means (a) a corporation, partnership, joint venture, or other entity in which the Company has an ownership interest of at least fifty percent (50%), and (b) any corporation, partnership, joint venture, or other entity in which the Company holds an ownership interest of less than fifty percent (50%) but which, in the discretion of the Committee, is treated as a Subsidiary for purposes of the Plan.

2.37“Tandem SAR” means an SAR granted with respect to a Share pursuant to Sections 9.3 through 9.7 hereof in connection with a related Option, under which (a) the exercise of the SAR with respect to the Share shall cancel the right to purchase such Share under the related Option and (b) the purchase of the Share under the related Option shall cancel the right to exercise the SAR with respect to such Share.

Article 3. Administration

3.1General. The Plan shall be administered by the Committee which, except as otherwise determined by the Board in its discretion, shall consist exclusively of two (2) or more Directors who the Board has determined are non-employee directors within the meaning of the rules promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board. The Committee shall have the authority to delegate administrative duties, including the authority to respond to and decide claims or appeals under the Plan and to interpret the Plan terms, to the Executive Vice President and Chief Administrative Officer of the Company (or other executive officer of the Company as may be specified by the Committee from time to time). The Committee may not delegate its authority with respect to non-ministerial actions with respect to Insiders.

3.2Authority of the Committee. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions hereof, the Committee shall have full power in its discretion to select Employees who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards; establish the installment(s) (if any) in which Awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based vesting requirements), or determine that no delayed exercisability or vesting is required, determine the extent (if any) to which any applicable exercise and vesting requirements have been satisfied, and establish the events (if any) of termination, expiration or reversion of Awards; determine the price (if any) for the Awards or the Shares acquired under an Award (which price may be paid in cash, Shares, or any other form of lawful consideration, as determined by the Committee); accelerate, waive or extend the vesting or exercisability, or modify or extend the term of, any or all outstanding Awards (in the case of Options or SARs, within the maximum ten-year term of such awards); determine the date of grant of an Award, which may be a designated date after but not before the date of the Committee’s action to approve the Award (unless otherwise designated by the Committee, the date of grant of an Award shall be the date upon which the Committee took the action approving the Award); determine whether, and the extent to which, adjustments are required pursuant to Section 4.2; construe and interpret the Plan and any Award Agreement or other agreement or instrument entered into or issued under the Plan; establish, amend, or waive rules and regulations for the Plan’s administration; and (subject to the provisions of Article 15 hereof) amend the terms and conditions of or waive any of the Company’s rights with respect to any outstanding Award. Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of the Plan.

3.3Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of such committee shall be final, conclusive, and binding on all persons, including the Company, its shareholders, Directors, Non-Employee Directors, Employees, Participants, and their estates and beneficiaries.

Article 4. Shares Subject to the Plan and Maximum Awards

4.1Number of Shares Available for Grants.

(a)Shares that may be issued pursuant to Awards may be either authorized and unissued Shares, or authorized and issued Shares held in the Company’s treasury, or any combination of the foregoing.
(b)Subject to adjustment as provided in Section 4.3 hereof, there shall be reserved for issuance under Awards granted under the Plan a number of Shares (the “Share Pool”) determined as the sum of: (i) 95,000,000; plus (ii) the number of Shares available for additional award grant purposes under the 2017 Plan as of the Shareholder Approval Date and determined immediately prior to the termination of the authority to grant new awards under the 2017 Plan as of that date; plus (iii) the number of Shares subject to any restricted stock awards, restricted stock unit awards, performance share awards, or other awards granted under the 2017 Plan and outstanding on the Shareholder Approval Date (or any applicable portion of such awards) that, after the Shareholder Approval Date, are paid in the form of cash (if originally awarded in Shares and such Shares were counted against the “Share Pool” under the 2017 Plan on the Shareholder Approval Date); plus (iv) the number of Shares subject to any restricted stock awards, restricted stock unit awards, performance share awards, or other awards granted under the 2017 Plan and outstanding on the Shareholder Approval Date (or any applicable portion of such awards) that, after the Shareholder Approval Date, are cancelled, terminated, expire or are forfeited or any reason.
(c)Of the total number of Shares in the Share Pool, not more than 20,000,000 of such Shares shall be available for issuance pursuant to the exercise of Incentive Stock Options.
(d)The maximum aggregate number of Shares with respect to which all Awards may be granted in a single calendar year to an individual Participant may not exceed 3,000,000 Shares. The maximum aggregate number of Shares with respect to which Options and SARs may be granted in a single calendar year to an individual Participant may not exceed 3,000,000 Shares.

4.2Share Pool Adjustments.

(a)The following Awards and payouts shall reduce, on a Share-for Share basis, the number of Shares available for issuance under the Share Pool:
1)An Award of an Option;
2)An Award of an SAR (except a Tandem SAR);
3)An Award of Restricted Stock;
4)An Award of a Restricted Stock Unit payable in Shares;
5)An Award of a Performance Share;
6)An Award of a Performance Unit payable in Shares; and
7)Other Awards payable in Shares.

(b)The following transactions shall restore, on a one-for-one basis, the number of Shares available for issuance under the Share Pool:
(1)A payout of a SAR, Restricted Stock, Restricted Stock Unit, Performance Unit, Performance Share, or Other Award, in each case in the form of cash if originally awarded in Shares; and
(2)A cancellation, termination, expiration, or forfeiture for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Option, or the termination of a related Option upon exercise of the corresponding Tandem SAR) of any Award payable in Shares or Shares subject to an Award.

However, Shares used to pay an Option Price or tax withholding obligation with respect to an Award (including, for this purpose, any Shares used to pay an Option Price or tax withholding obligation with respect to an award granted under the 2017 Plan) after the Effective Date shall not be added back to the Share Pool (regardless of whether the Shares so used were previously acquired Shares or Shares withheld that otherwise would have been acquired on exercise or payment of the Award). In addition, the total number of Shares subject to the portion of a stock-settled SAR that is exercised shall not be added back to the Share Pool regardless of whether a lesser number of Shares is actually delivered upon the exercise of the SAR. The Company may not increase the Shares available for issuance under the Share Pool by repurchasing Shares on the market (by using cash received through the exercise of Options or otherwise).
4.3Required Adjustments in Authorized Shares. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares available for grants under Section 4.1 hereof, in the number and class of and/or price of Shares subject to outstanding Awards, and in the per-Participant Award limits set forth in Section 4.1 hereof, as determined to be appropriate and equitable by the Committee, to prevent dilution or enlargement of the benefits available under the Plan and of the rights of Participants; provided that the number of Shares subject to any Award shall always be a whole number. In a stock-for-stock acquisition of the Company, the Committee may, in its discretion, substitute securities of another issuer for any Shares subject to outstanding Awards.

4.4Limit on Non-Employee Director Awards. Effective beginning with calendar year 2026, the maximum number of Shares subject to those Awards that are granted under the Plan during any one calendar year to an individual who, on the grant date of the award, is a Non-Employee Director is the number of Shares that produce a grant date fair value for the Award that, when combined with the grant date fair value of any other Awards granted under the Plan during that same calendar year to that individual in his or her capacity as a Non-Employee Director, is $600,000. For purposes of this Section 4.4, “grant date fair value” means the value of the Award as of the date of grant of the Award and as determined using the equity award valuation principles applied in the Company’s financial reporting. The limits of this Section 4.4 do not apply to, and shall be determined without taking into account, any Award granted to an individual who, on the date of grant of the Award, is an officer or employee of the Company or one of its Subsidiaries. The limits of this Section 4.4 apply on an individual basis and not on an aggregate basis to all Non-Employee Directors as a group.

Article 5. Eligibility and Participation

5.1Eligibility. All Employees and Non-Employee Directors are eligible to participate in the Plan.

5.2Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all Employees those to whom Awards shall be granted and shall determine the nature and size of each Award.

Article 6. Stock Options

6.1Grant of Options. Subject to the terms of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

6.2Option Price. The Option Price under each Option will not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted. Except for an adjustment pursuant to Section 4.3, the Committee may not (1) amend an outstanding Option to reduce its Option Price, (2) cancel, exchange, or surrender an outstanding Option in exchange for cash or other awards (including, without limitation, any cash buy-out of an underwater Option) for the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding Option in exchange for an Option or SAR with an Option Price or grant price that is less than the Option Price of the original award.

6.3Term of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided that no Option shall be exercisable after the tenth (10th) anniversary of its date of grant.

6.4Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions (if any) as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant. Options shall be exercised by the delivery of a written notice of exercise to the Company (or completion of such electronic exercise procedures as the Committee may prescribe), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

6.5Payment. When an Option is exercised, the Option Price shall be payable to the Company in full either:
(a)In cash or its equivalent; or
(b)By tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that, unless otherwise provided by the Committee, the Shares that are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price); or
(c)By a combination of (a) and (b).
The Committee also may allow broker-assisted exercise as permitted under Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or by the withholding of Shares otherwise deliverable upon exercise of an Option, or by any other means that the Committee determines to be consistent with the Plan’s purpose and applicable law.

Subject to any governing rules or regulations, as soon as practicable after receipt of a notification of exercise and full payment of the Option Price, the Company shall deliver to the Participant, in the Participant’s name (or, at the direction of the Participant, jointly in the names of the Participant and the Participant’s spouse), the Shares purchased under the Option(s).

6.6Limitations on ISOs. Notwithstanding anything in the Plan to the contrary, to the extent required from time to time by the Code and/or applicable regulations, the following additional provisions shall apply to the grant of Options that are intended to qualify as ISOs:
(a)Fair Market Value Limitation. The aggregate Fair Market Value (determined as of the date the ISO is granted) of the Shares with respect to which ISOs are exercisable for the first time by any Participant during any calendar year (under all plans of the Company (or any parent or subsidiary corporation within the meaning of Code Section 424)) shall not exceed one hundred thousand dollars ($100,000) or such other amount as may subsequently be specified by the Code and/or applicable regulations; provided that, to the extent that such limitation is exceeded, any Options on Shares with a Fair Market Value in excess of such amount shall be deemed to be NQSOs.

(b)Code Section 422. ISOs may only be granted to Employees of the Company (or any parent or subsidiary corporation within the meaning of Code Section 424). ISOs shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain or be deemed to contain all provisions required in order to qualify as ISOs. Moreover, all ISOs must be granted within ten (10) years from the Effective Date. If an otherwise-intended ISO fails to meet the applicable requirements of Section 422 of the Code, the Option shall be a NQSO.

Article 7. Restricted Stock and Restricted Stock Units

7.1Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts and upon such terms as the Committee shall determine.

7.2Restrictions.
(a)The Committee shall impose such conditions and/or restrictions on any Shares of Restricted Stock as the Committee may determine including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals (Company-wide, divisional, and/or individual), time-based restrictions on vesting following the attainment of the performance goals, and/or restrictions under applicable federal or state securities laws.
(b)The Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession, or provide for appropriate notations as to any applicable conditions and/or restrictions on any such Shares recorded in book entry form, until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.
(c)Except as otherwise provided in this Article 7, Shares of Restricted Stock that have not yet been forfeited or canceled shall become freely transferable (subject to any restrictions under applicable securities laws) by the Participant after the last day of the applicable Restriction Period.

7.3Voting Rights. Participants holding Shares of Restricted Stock may be granted full voting rights with respect to those Shares during the Restriction Period.

7.4Dividends and Other Distributions. During the Restriction Period, Participants holding Shares of Restricted Stock may be credited with regular cash dividends paid with respect to such Shares while they are so held. Subject to Section 9.2, the Committee may apply any restrictions to the dividends that the Committee deems appropriate.

7.5Restricted Stock Units. In lieu of or in addition to any Awards of Restricted Stock, the Committee may grant Restricted Stock Units to any Participant, subject to the terms and conditions of this Article 7 being applied to such Awards as if those Awards were for Restricted Stock and subject to such other terms and conditions as the Committee may determine. Each Restricted Stock Unit shall have an initial value that is at least equal to the Fair Market Value of a Share on the date of grant. Restricted Stock Units may be paid at such time as the Committee may determine in its discretion, and payments may be made in a lump sum or in installments, in cash, Shares, or a combination thereof, as determined by the Committee in its discretion.

Article 8. Performance Units and Performance Shares

8.1Grant of Performance Units/Shares. Subject to the terms of the Plan, Performance Units, and/or Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

8.2Value of Performance Units/Shares. Each Performance Unit shall have an initial value that will not be less than the Fair Market Value of a Share on the date of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion that, depending on the extent to which they are met, shall determine the number and/or value of Performance Units/Shares that shall be paid out to the Participant.

8.3Earning of Performance Units/Shares. Subject to the terms of the Plan, after the applicable Performance Period has ended, the holder of Performance Units/Shares shall be entitled to receive payout with respect to the number and value of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

8.4Form and Timing of Payment of Performance Units/Shares.
(a)Unless the Committee determines otherwise in its discretion, payment of earned Performance Units/Shares shall be made in a single lump sum following the close of the applicable Performance Period and no later than 2-1/2 months after the calendar year following the calendar year in which the Performance Period ends. Subject to the terms of the Plan, the Committee, in its discretion, may direct that earned Performance Units/Shares be paid in the form of cash or Shares (or in a combination thereof) that have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares on the last trading day immediately before the close of the applicable Performance Period or on the last trading day immediately before the payment of such awards, as determined by the Committee and provided in the applicable Award Agreement. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee.
(b)Participants may, at the discretion of the Committee, be entitled to exercise voting rights with respect to such Shares.

Article 9. Other Awards

9.1In General. Subject to the terms of the Plan, the Committee may grant any types of Awards other than those that are specifically set forth in Articles 6 through 8 hereof, including, but not limited to, SARs, the payment of Shares in lieu of cash under any Company incentive bonus plan or program, or Share bonuses. Subject to the terms of the Plan, including the remaining provisions of this Article 9, the Committee, in its sole discretion, shall determine the terms and conditions of such Other Awards. Other Awards may include Restricted Stock Units that are fully vested at grant.

9.2Dividend and Dividend Equivalent Rights. Dividend equivalent rights may be granted as a separate Award or in connection with another Award under this Plan; provided, however, that dividend equivalent rights may not be granted as to an Option or SAR granted under the Plan. Any dividends and/or dividend equivalents as to an Award (other than an Option or SAR) that is subject to vesting conditions will only vest and be paid to the same extent that the related vesting conditions of the Award are satisfied (or, in the case of Restricted Stock or other Award where the dividend must be paid on outstanding Shares as a matter of law, the Award will provide for the forfeiture or repayment of any dividends on the Shares subject to the Award to the extent the Award does not vest).

9.3Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SAR. Except for an adjustment pursuant to Section 4.3, the Committee may not (1) amend an outstanding SAR to reduce the grant price of the SAR, (2) cancel, exchange, or surrender an outstanding SAR in exchange for cash or other awards (including, without limitation, any cash buy-out of an underwater SAR) for the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding SAR in exchange for an Option or SAR with an Option Price or grant price that is less than the grant price of the original award.

The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Article 4 hereof) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

The grant price of a Freestanding SAR shall be equal to no less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant of the SAR. The grant price of Tandem SARs shall equal the Option Price of the related Option.

9.4Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

Notwithstanding any other provision of the Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (a) the Tandem SAR shall expire no later than the expiration of the ISO; (b) the value of the payout with respect to the Tandem SAR shall not exceed the excess of the Fair Market Value of the Shares subject to the ISO at the time the Tandem SAR is exercised over the Option Price under the ISO; and (c) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

9.5Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its discretion, imposes upon them, subject, however, to the terms of the Plan.

9.6Term of SARs. The term of an SAR shall be determined by the Committee, in its discretion; provided that such term shall not exceed ten (10) years.

9.7Payment of SAR Amount.    Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:
(a)The excess of the Fair Market Value of a Share on the date of exercise over the grant price, by
(b)The number of Shares with respect to which the SAR is exercised.
At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent Fair Market Value, or in some combination thereof.

Article 10. Award Agreements

10.1In General. Each Award shall be evidenced by an Award Agreement that shall include such provisions as the Committee shall determine and that shall specify:
(a)In the case of an Option, the number of the Shares to which the Option pertains, the Option Price, the term of the Option, the schedule on which the Option becomes exercisable, and whether the Option is intended to be an ISO or an NQSO;
(b)In the case of Restricted Stock or Restricted Stock Units, the number of Shares of Restricted Stock or Restricted Stock Units granted, the applicable restrictions, and the Restriction Period(s);
(c)In the case of Performance Units or Performance Shares, the number of Performance Units or Performance Shares granted, the initial value of a Performance Unit (if applicable), and the performance goals; and
(d)In the case of an SAR, the number of Shares to which the SAR pertains, the grant price, the term of the SAR, the schedule on which the SAR becomes exercisable, and whether the SAR is a Freestanding SAR or a Tandem SAR.

10.2Severance from Service. Each Award Agreement shall set forth the extent to which the Participant shall have rights, if any, under the Award following the Participant’s severance from service with the Company and its Subsidiaries. The Award Agreement may make distinctions based on the reason for the Participant’s severance from service and may contain obligations that apply beyond the term of the Award Agreement.

10.3Restrictions on Transferability. Subject to the provisions of the Plan, in the case of an ISO (and in the case of any other Award), a Participant’s Award may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and shall be exercisable during the Participant’s lifetime only by the Participant.

10.4Uniformity Not Required. The provisions of the Award Agreements need not be uniform among all Awards, among all Awards of the same type, among all Awards granted to the same Participant, or among all Awards granted at the same time.

Article 11. Beneficiary Designation

Each Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of the Participant’s death before the Participant receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant with respect to such benefit, shall be in a form prescribed by the Company, and shall be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, any benefits remaining unpaid under the Plan at the Participant’s death shall be paid to the Participant’s estate unless otherwise provided in the Award Agreement.

Article 12. Deferrals

The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due pursuant to the lapse or waiver of restrictions with respect to Restricted Stock or Restricted Stock Units, the satisfaction of any requirements or goals with respect to Performance Units/Shares, or in connection with any Other Awards. If any such deferral is required or permitted, the Committee shall establish rules and procedures for such deferrals that are intended to be in compliance with the requirements of Section 409A of the Code.

Article 13. No Right to Employment or Participation

13.1 Employment. The Plan shall not interfere with or limit in any way the right of the Company or of any Subsidiary to terminate any Employee’s employment at any time, and the Plan shall not confer upon any Employee the right to continue in the employ of the Company or of any Subsidiary.

13.2 Participation. No Employee or Non-Employee Director shall have the right to be selected to receive an Award or, having been so selected, to be selected to receive a future Award.

Article 14. Change in Control

No outstanding Awards that have been granted under this Plan shall vest or become immediately payable or exercisable merely upon the occurrence of a Change in Control. However, if within twelve (12) months following the occurrence of a Change in Control, a Participant is involuntarily terminated without “Cause” or is deemed to have separated from service as the result of a “Good Reason”, then all outstanding Options and SARs shall become immediately exercisable, and any restriction periods and other restrictions imposed on then-outstanding Awards shall lapse and will be paid at their targeted award level. Notwithstanding the foregoing, such Awards shall not become payable until their regularly scheduled time as specified under the terms and conditions of the applicable Award Agreement, except that, to the extent an Award is exempt from Section 409A of the Code under the “short-term deferral rule,” payment shall not be later than 2 ½ months after the year in which it is no longer subject to a substantial risk of forfeiture. Both “Cause” and “Good Reason” shall be as defined in the applicable Award Agreement. While no outstanding Award that has been granted under this Plan may vest or become immediately payable or exercisable merely upon the occurrence of a Change in Control, the Committee may override the other provisions of this Article 14 as to an Award, or provide other Change in Control provisions as to the Award (including, without limitation, providing for the treatment of any performance-based conditions in connection with the Change in Control), in the applicable Award Agreement.

Article 15. Amendment, Modification, and Termination

15.1 Amendment, Modification, and Termination. Subject to the terms of the Plan, the Committee may at any time and from time to time, alter, amend, suspend, or terminate the Plan in whole or in part; provided that unless the Committee specifically provides otherwise, any revision or amendment that would cause the Plan to fail to comply with any requirement of applicable law if such amendment were not approved by the shareholders of the Company shall not be effective unless and until shareholder approval is obtained.

15.2 Awards Previously Granted. After the termination of the Plan, any previously granted Award shall remain in effect and shall continue to be governed by the terms of the Plan, the Award, and any applicable Award Agreement.

Article 16. Withholding

16.1 Tax Withholding. The Company and its Subsidiaries shall have the power and the right to deduct or withhold, or to require a Participant to remit to the Company or to a Subsidiary, an amount that the Company or a Subsidiary reasonably determines to be required to comply with federal, state, local, or foreign tax withholding requirements, including through the withholding of Shares otherwise deliverable under an Award, provided that such withholding may in no event be in excess of the maximum statutory withholding amount(s) in a Participant’s relevant tax jurisdictions.

16.2 Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, the Committee may require or Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the statutory withholding tax that could be imposed on the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its discretion, deems appropriate.

Article 17. Stock-Based Awards in Substitution for Awards Granted by Other Corporation

Awards may be granted to Employees in substitution for or in connection with an assumption of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units or other stock-based awards granted by other entities to persons who are or who will become Employees in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Company or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The awards so granted need not comply with other specific terms of the Plan, provided the awards reflect adjustments giving effect to the assumption or substitution consistent with any conversion applicable to the common stock (or the securities otherwise subject to the award) in the transaction and any change in the issuer of the security. Any shares that are delivered and any awards that are granted by, or become obligations of, the Company, as a result of the assumption by the Company of, or in substitution for, outstanding awards previously granted or assumed by an acquired company (or previously granted or assumed by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become Employees in connection with a business or asset acquisition or similar transaction) shall not be counted against the share limit of Section 4.1 or other limits on the number of shares available for issuance under the Plan.

Article 18. Clawback Policy and Other Policies

The Awards granted under the Plan are subject to the terms of the Company’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, as well as any other policy of the Company that applies to Awards, such as anti-hedging or pledging policies, as they may be in effect from time to time.

Article 19. Successors

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 20. Legal Construction

20.1 Gender and Number; Captions. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; any feminine term used herein also shall include the masculine; and the plural shall include the singular and the singular shall include the plural. Captions and headings are given to the articles, sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

20.2 Severability. If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

20.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. The Committee, in its reasonable discretion, may amend the Plan (including retroactively) in any manner to conform with applicable laws, rules, and regulations. Except for the Company’s obligations to withhold taxes, the Company will have no obligation relating to any tax or penalty applicable to any person as a result of participation in the Plan.

20.4 Section 409A of the Code. Notwithstanding any provision of the Plan to the contrary, it is intended that the provisions of the Plan comply with Section 409A of the Code, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with the Plan (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Subsidiaries shall have any obligation to indemnify or otherwise hold such Participant (or any beneficiary) harmless from any or all of such taxes or penalties. With respect to any Award that is considered “deferred compensation” subject to Section 409A of the Code, references in the Plan to “termination of employment” (and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A of the Code. For purposes of Section 409A of the

Code, each of the payments that may be made in respect of any Award granted under the Plan is designated as separate payments.

Notwithstanding anything in the Plan to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments in respect of any Awards that are “deferred compensation” subject to Section 409A of the Code and which would otherwise be payable upon the Participant’s “separation from service” (as defined in Section 409A of the Code) shall be made to such Participant prior to the date that is six months after the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death. Following any applicable six-month delay, all such delayed payments will be paid in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day.

Unless otherwise provided by the Committee in an Award Agreement or otherwise, in the event that the timing of payments in respect of any Award (that would otherwise be considered “deferred compensation” subject to Section 409A of the Code) would be accelerated upon the occurrence of (A) a Change in Control, no such acceleration shall be permitted unless the event giving rise to the Change in Control satisfies the definition of a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation pursuant to Section 409A of the Code; or (B) a disability, no such acceleration shall be permitted unless the disability also satisfies the definition of “disability” pursuant to Section 409A of the Code. This Section 20.4 shall only apply with respect to Participants to whom Section 409A of the Code is applicable.

20.5 Non-Exclusivity of Plan. Nothing in the Plan shall limit or be deemed to limit the authority of the Board or the Committee to grant awards or authorize any other compensation, with or without reference to the Shares, under any other plan or authority.

20.6 Governing Law. The Plan shall be construed in accordance with and governed by the laws of the State of Delaware (without regard to the legislative or judicial conflict of laws rules of any state), except to the extent superseded by federal law.